CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of

        Dreyfus Index Funds, Inc.:



We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of the Dreyfus Index Funds, Inc. on
Form N-1A (File No. 33-31809) of our reports dated December 12, 1997, December 12, 1997 and December 18, 1997 on our audits of the financial statements and financial highlights Dreyfus S&P 500 Index Fund Dreyfus Small Cap Stock Index Fund and Dreyfus International Stock Index Fund, respectively.*

We also consent to the reference to our Firm under the heading
"Transfer and Dividend Disbursing Agent, Custodian, Counsel and
Independent Accountants".

                                 Coopers & Lybrand L.L.P.

New York, New York

December 30, 1997